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                                                                     EXHIBIT 3.3

                                     BYLAWS
                                       OF
                            DUNN & ASSOCIATES, INC.

                                   ARTICLE I
                                    OFFICES

    The principal office and place of business of this corporation will be 11307 Sunset Hills Road, Suite B7, Reston, Virginia 22090. Permission and authority is hereby given the Board of Directors to change the location of said principal office and of said principal place of business, or either, from time to time as it may deem advisable, and also to establish such offices or places of business elsewhere, either within or without the State of Virginia, as in the opinion of the Board may be advisable.

                                   ARTICLE II
                          STOCKHOLDERS ANNUAL MEETINGS

    SECTION 1. The annual meetings of the stockholders of this corporation shall be held on the second Tuesday of April of each year either at the principal office of the corporation or at such other place either in or out of the State of Virginia as the Board of Directors may authorize and fix by resolution or order. No prior Notice of said annual meeting shall be required.

                                SPECIAL MEETINGS

    SECTION 2. Special meetings of the stockholders may be called at any time by the Board of Directors, the President, or any number of stockholders holding in the aggregate at least twenty-five percent (25%) of the number of shares outstanding. Such meetings shall be held at the principal office of the corporation unless called by the Board of Directors to be held at some other place, in which event it shall be held at such other place.

                           NOTICE OF SPECIAL MEETINGS

    SECTION 3. Notice of any special meeting of the stockholders shall be given by written notice of the time and place thereof mailed to each of the stockholders at least ten (10) days prior to such meeting, such notice to be addressed to the stockholder at his last post office address appearing on the books of the corporation.

    The notice of special meetings shall state the business to be transacted, and no business other than that included in the notice or incidental thereto shall be transacted at such meeting.

                                WAIVER OF NOTICE

    SECTION 4. Any meeting of the stockholders may be held by agreement in writing of all the stockholders, and where notice or publication of any notice is required, the same may be waived in writing by all of the stockholders. Any meeting of the stockholders at which all the outstanding stock cf the corporation is present or represented shall be valid and binding, notwithstanding lack or insufficiency of notice.

                              QUORUM--ADJUSTMENTS

    SECTION 5. At all meetings of the stockholders, a quorum shall consist of at least a majority of all of the shares of stock issued and outstanding, exclusive of that held by the corporation, either in person or by proxy.
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    If a sufficient number of shares is not present at the time and place appointed, any number of shares present or represented, less than a quorum, may adjourn any stockholders' meeting from time to time until the meeting is regularly constituted and the business to come before the meeting is completed.

                                     VOTING

    SECTION 6. Upon any question to be determined at a stockholders' meeting other than the election of directors, which is otherwise provided for by statute or by Section 3 of Article III of these Bylaws, if a vote by stock be demanded upon such question by any stockholder, each stockholder shall be entitled to one vote for each share of stock owned by him and entitled to a vote, and he may exercise this right in person or by proxy.

    The concurrence by the vote of not less than a majority of the capital stock present or represented at any meeting and entitled to vote shall be necessary and prerequisite to any corporate action to be taken at any stockholders' meeting.

                               RECORD OF MEETINGS

    SECTION 7. A record shall be kept of the meeting of the stockholders and the action taken at the same, which shall be verified by the person acting as Secretary thereof.

                                  ARTICLE III
                                   DIRECTORS
                    NUMBER, QUALIFICATION AND TERM OF OFFICE

    SECTION 1. The business, property and affairs of the corporation shall be managed and controlled by its Board of Directors. The Board of Directors shall consist of not less than three nor more than seven persons, as may be determined by the stockholders from time to time, to be elected at the first meeting of the stockholders and at every annual meeting thereafter. Such directors need not be stockholders of the corporation nor residents of the State of Virginia. They shall hold office for one year and until their successors are elected and qualified.

                              EXECUTIVE COMMITTEE

    SECTION 2. The Board of Directors may by resolution or resolutions passed by majority of the whole Board, designate and elect an Executive Committee of not less than three members of the Board of whom one shall be the President of the corporation. The Executive Committee shall have and may exercise all the powers of the Board of Directors in the management of the business affairs of the corporation when the Board is not in session, and shall have power to authorize the seal of the corporation to be affixed to all papers which may require it. The Executive Committee shall meet upon the call of the President and shall keep a full record of its proceedings which may be reviewed by the Board of Directors at any time. The Executive Committee shall serve at the will and pleasure of the Board of Directors and the Board of Directors may change the membership of the Executive Committee at any time, provided, however, that the President of the corporation shall always be a member of the Executive Committee.

                                   ELECTIONS

    SECTION 3. In all elections of directors each stockholder shall have the right to cast one vote for each share of stock owned by him and entitled to vote, and he may cast the same in person or by proxy, for as many persons as there are directors to be elected, or he may cumulate such votes and give one candidate as many votes as the number of directors to be elected multiplied by the number of his shares of stock shall equal; or he may distribute them on the same principle among as many candidates and in such manner as he shall desire, and the directors shall not be elected in any other manner.
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                                   VACANCIES

    SECTION 4. The stockholders at any meeting may remove any director and fill the vacancy until the next annual meeting. A vacancy in the Board occurring from any other cause may be filled by the Board until the next annual meeting of the stockholders.

                                    MEETINGS

    SECTION 5. Regular meetings of the Board of Directors may be held at such time and place as may be hereafter prescribed by these Bylaws, or as the Board may from time to time designate by resolution. No notice shall be required as to regular meetings of the Board if the Board by resolution determines a precise time and place for such meetings.

    Special meetings of the Board may be called by the President, or any two directors.

    Notice of any meeting of the Board may be given, until otherwise ordered by the Board of Directors, by the Secretary of the corporation or by the person or persons calling such meeting, at least five days before the time of such meeting, either by written notice thereof mailed to each director, or by telegram or telephone.

    Meetings of the Board may be held at any time and place without notice upon the written consent of all the directors.

    The action of a majority of the Board, although not at a regularly called meeting, and the record thereof, if assented to in writing by all the members of the Board, shall be as valid and effective in all respects as if such action were taken by the Board in regular meeting assembled.

                                     QUORUM

    SECTION 6. Until otherwise prescribed by these Bylaws, a majority of the Board shall constitute a quorum for the transaction of business; but if at any meeting of the Board there be less than a quorum present, a majority of those persons present may adjourn the meeting from time to time until a quorum is present.

                         AUTHORITY OF BOARD TO ENCUMBER
                            PROPERTY OF CORPORATION

    SECTION 7. In addition to the power and authority vested in the Board of Directors of this corporation by the statutes and laws of the State of Virginia and under the By Laws of the corporation, the Board of Directors shall have, and it is hereby expressly given and granted, the power, right and authority to encumber and mortgage the real estate and other property of this corporation or any part or parts thereof, and to convey the same in trust to secure the payment of corporate obligations.

               WHEN INTEREST OF DIRECTOR DOES NOT DISQUALIFY HIM

    SECTION 8. No person duly elected a director of this corporation shall be disqualified to take office as such director, or to serve as such, or to vote upon any matter coming before the Board of Directors of this corporation, or to do any other act or thing otherwise proper to be done as such director, by reason of the fact that such person is a stockholder, director, officer or employee of any other corporation; or is a partner, or proprietor of another business, the Board of Directors of this corporation being expressly authorized to make, approve or ratify contracts, leases, agreements and other transactions between this corporation and any other corporation or business notwithstanding any interest which any member or members of the Board of Directors of this corporation may have in such corporation or business.
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                              RECORD OF THE BOARD

    SECTION 9. The Board of Directors shall cause to be kept a record of its proceedings which shall be verified by the signature of the person acting as Secretary of the meeting. On any question as to which there is disagreement the names of the record, if any member at the time requires it.

                        BOOKS OF ACCOUNT--ANNUAL REPORT

    SECTION 10. The directors and officers shall keep accurate accounts of the corporate transactions and to such end shall cause the books of the corporation to be settled and balanced at least once in every twelve months. The Board of Directors may from time to time adopt such annual accounting periods as it shall deem advisable.

                                   ARTICLE IV
                              OFFICERS AND AGENTS
                            ELECTION AND APPOINTMENT

    SECTION 1. As soon as may be after their election, the Board of Directors shall choose a President of the corporation from among the directors, who shall hold office until his successor is elected and qualified.

    At the same time the Board of Directors shall choose a Vice President, a Secretary and a Treasurer, none of whom need be members of the Board. The directors may at any time elect from among the directors a Chairman of the Board of Directors, and may also elect an Executive Vice President, an Assistant Secretary and an Assistant Treasurer, who need not be members of the Board. All of the officers in this paragraph mentioned shall hold office during the pleasure of the Board.

    The Board of Directors may employ such other employees, agents, attorneys and representatives as the Board may deem advisable to perform such duties as the Board may prescribe, and fix their compensation.

    If required by the Board, the President, Vice President, Executive Vice President, Treasurer, Secretary or any officer, agent or employee appointed by the Board shall give bond payable to the corporation in such penalty and with such conditions and security as the Board may approve.

                                  COMPENSATION

    SECTION 2. The Board of Directors of this corporation shall have, and it is hereby given, the authority and right to fix the compensation of all officers (including members of the Board of Directors and the officers mentioned in Section 1 immediately above), agents, and employees of the corporation, who shall receive such compensation as the Board may from time to time prescribe.

                                   PRESIDENT

    SECTION 3. The President shall be the chief executive officer of the corporation. Unless some other officer or agent is specially appointed and authorized for the purpose, the President shall sign the corporate name of the corporation to all deeds, mortgages, writings and other contracts made by the corporation, except such as are necessary or incidental to the exercise of the powers vested in other officers or agents by the Board of Directors; and generally, the President shall have and exercise supervision and control over all the business, affairs and property of the corporation, except as may be vested in other officers or agents by action of the Board of Directors, and shall perform such duties as are incident to the conduct of its business not otherwise provided for in its Bylaws or by action of the Board of Directors or vested in other officers or agents by action of the Board of Directors.
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                                 VICE PRESIDENT

    SECTION 4. The vice President shall in the absence or incapacity of the President perform the duties of the President and shall have such other powers and authority as may be assigned to him by the Board of Directors, either generally or specifically.

                            EXECUTIVE VICE PRESIDENT

    SECTION 5. The Executive Vice President shall nave supervision and control over so much of the business affairs and property of the corporation as may be delegated to him from time to time by the Board of Directors, either generally or specifically.

                                   SECRETARY

    SECTION 6. The Secretary, or an Assistant Secretary, shall have the custody of the minute book, stock book, corporate seal and all records and papers of the corporation, subject to the supervision and control of the President, except such as the Board may put in the custody of other officers, agents or employees.

    The Secretary, or an Assistant Secretary, shall attend all meetings of the stockholders and of the Board of Directors and act as Secretary thereof, keeping a record of the proceedings of such meetings in a book to be maintained for the purpose. The Secretary shall give or cause to be given, unless otherwise specially provided, notice to all meetings of the stockholders, directors, committees and other meetings of the officers or representatives of the corporation, and shall perform such other duties as may be prescribed by the Board of Directors or the President.

                                   TREASURER

    SECTION 7. The Treasurer or Assistant Treasurer shall have custody of the corporate funds and securities, subject to the supervision and control of the President, shall keep full and accurate accounts of receipts and disbursements of the corporation; and shall deposit all moneys and other valuable effects, in the name and to the credit of the corporation, in such depositories as may be designated by the Board of Directors.

    The Treasurer shall disburse the funds of the corporation subject to such regulations as may be prescribed by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and to the directors at regular meetings of the Board whenever they, or any of them, may request it, an account of transactions as Treasurer and of the financial condition of the corporation, and such other reports as may from time to time be required of him by the President.

                          SIGNATURE OF ORDERS FOR THE
                                PAYMENT OF MONEY

    SECTION 8. The funds of the corporation shall be disbursed in such manner as may be prescribed by the Board of Directors. All checks, notes, drafts and other orders of the corporation for the payment of money shall be drawn, signed or countersigned as the Board of Directors may from time to time prescribe.

                                   ARTICLE V
                                 CAPITAL STOCK
                              CERTIFICATE OF STOCK

    SECTION 1. The Board of Directors shall cause to be issued to any association or its legal receiver appearing on the books of the corporation to be the owner of any shares of its stock, a certificate or certificates therefor, under the corporate seal of the corporation, to be signed by the President, or a Vice President, and the Secretary, or an Assistant Secretary, of the corporation, which certificate shall be in
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such form as the Board of Directors may adopt. Such certificates shall be issued in order from a stock certificate book to be kept by the Secretary under the supervision of the Board.

    Unless otherwise specially ordered by the Board, such certificate shall be issued or delivered until the stock represented thereby has been fully paid for or security satisfactory to the Board given for the residue remaining unpaid; but such payment may be made in property, property rights services or otherwise when authorized and approved by the Board of Directors.

                               TRANSFER OF STOCK

    SECTION 2. Shares of the capital stock of the corporation shall be transferable by it only upon the books of the corporation by the holder thereof in person or by attorney upon surrender and cancellation of the certificate for the same.

                CLOSING OF TRANSFER BOOKS AND FIXING RECORD DATE

    SECTION 3. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period, but not to exceed, in any case, fifty (50) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix, in advance, a date as the record date for any determination of shareholders, such date, in any case, to be not more than fifty
(50) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed, or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

                                   ARTICLE VI
                               GENERAL PROVISIONS
                                   DIVIDENDS

    SECTION 1. The Board of Directors may declare, and the corporation may pay, dividends on its outstanding shares in cash, property, or its own shares, pursuant to law and subject to the provisions of its Articles of Incorporation.

    SECTION 2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends, such sum or sums as the directors, from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or equalizing dividends, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                     CHECKS

    SECTION 3. All checks or demands for money and notes of the corporation shall be signed by such officer or officers, or such other person or persons as the Board of Directors may, from time to time, designate.

                                  FISCAL YEAR

    SECTION 4. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.
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                                      SEAL

    SECTION 5. The corporate seal of the corporation shall have inscribed thereon the name of the corporation, the year of its organization, and the state of incorporation. The seal may be used by causing it, or a facsimile thereof, to be impressed or affixed or reproduced or otherwise.

                                  ARTICLE VII
                                   AMENDMENTS

    SECTION 1. These Bylaws may be altered, amended or repealed, or new bylaws adopted, at any regular meeting of the Board of Directors, or at any special meeting of the Board of Directors, if notice of such proposed action be contained in the notice of such special meeting.